EXHIBIT 10.1


                                   DTLL, INC.
                        701 Xenia Avenue South, Suite 103
                             Golden Valley, MN 55416


                                January 12, 2004


Card Acquisition, LLC
116 West 69th Street, Suite 201
Sioux Falls, SD  57108

Attention:     Michael J. Philippe
               Chief Executive Officer

                     Credit Line for Portfolio Acquisitions
                     --------------------------------------

Gentlemen:

         We are pleased to make available to you a credit line, on the terms set forth in this letter ("Letter Agreement").

         Section 1. The Loans. We agree, on the terms and subject to the conditions hereinafter set forth, to make loans (the "Loans") to you from time to time during the period from the date hereof to the date (the "Termination Date") which is the earlier of (a) May 7, 2005 and (b) the date notice is given by us to you pursuant to Section 6.

         The aggregate amount of all Loans outstanding from time to time may not exceed $150,000 (such amount being the "Commitment Amount") and shall be evidenced by a promissory note ("Note") in our favor. Subject to the terms hereof, you may at any time and from time to time borrow and prepay without penalty, and reborrow amounts pursuant hereto.

         Section 2. Making the Loans: Security, Servicing. We will make Loans on at least two Business Days' prior written notice from you to us (a "Borrowing Notice") specifying (a) the proposed amount and date (which must be a Business
Day) of such Loan and (b) the portfolio of non-performing consumer debt (each, a "Portfolio") you intend to purchase therewith or in which you intend to acquire an interest through a joint venture.

         Not later than 10 a.m. (Minneapolis time) on the date of such Loan the proceeds of such Loan will be made available to you via deposit in immediately available funds at such time and place as you may specify in the Borrowing Notice.


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         Borrower hereby grants us a continuing security interest in each
Portfolio underlying each Loan. We agree to release such security interest in all or a portion of a Portfolio in connection with the sale or disposition of such Portfolio.

         The parties recognize that Borrower may outsource all or any portion of the servicing and collection of a Portfolio and will likely purchase any such Portfolio in connection with a joint-venture transaction prior to its issuing bank agreements becoming operational.

         Section 3. Interest, Payments, Distributions. Interest will accrue on the unpaid principal amount ("Unpaid Balance") of each Loan from the date such Loan is made until such Unpaid Balance is paid in full at a rate of 15% per annum.

         If, and only if, the Unpaid Balance of such Loan and all accrued and unpaid interest thereon shall not have been repaid in full on or before the last business day of the ninth month following the making of such Loan, 20% of all Residual Amounts relating to such Loan shall be paid to you as and when and to the extent collected by Borrower and in any event may not be paid until Borrower has finally disposed of such Portfolio.

         Interest on each Loan shall be paid on the last business day of the sixth month following the date of the making of such Loan and thereafter quarterly on the last business day of each following three month period.

         Principal amounts collected in respect of such Loan shall be paid on a pass-through basis based on net collections of principal received by Borrower and shall be paid on the same dates as Interest payments until the Unpaid Balance of such Loan shall have been reduced to zero.

         "Residual Amounts" in respect of a Portfolio underlying a Loan is that portion of collections on such Portfolio remaining after subtracting therefrom all allocable costs, expenses, fees, interest payments and other amounts required to be paid in respect thereof.

         Section 4. Conditions Precedent to Initial Loan. Our obligation to make the initial Loan hereunder is subject to the condition precedent that we receive, prior to or concurrently with the making of such Loan, a fully executed copy of this Agreement, the Note and the related security agreement.

         Section 5. Representations and Warranties. You and we represent and warrant to each other that we each (a) have the corporate authority to execute this Letter Agreement and, in the case of Borrower, the Note, (b) are duly organized, validly existing and in good standing under the laws of our state of incorporation or formation, and (c) are duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the nature of such business requires such qualification and require no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this Letter Agreement and the Note.

         Section 6. Commitment Termination. If any of the following events occurs and is continuing: (a) you fail to remit any amount required to be distributed under Section 3 within


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five business days; (b) you admit in writing your inability to pay debts, or make a general assignment for the benefit of creditors or any insolvency proceeding is instituted by or against you; (c) we deem ourselves insecure in our sole and unilateral discretion; or (d) we engage in a joint venture, licensing arrangement, merger, reverse merger, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which we and/or substantially all of our assets are acquired by, or combined with, a third party or third parties, or an event, transaction or contract in which the other party with which we have consummated an event or entered into a transaction or contract prohibits us from making Loans; then, and in any such event, we may, by notice to you, declare our commitment under Section 1 to make Loans to be terminated, whereupon the same will forthwith terminate immediately.

         Section 7. Notices, etc. All notices and other communications provided for hereunder must be in writing (including telegraphic communication) and mailed or telegraphed or delivered, if to you, at your address at Card Acquisition, LLC, 116 West 69th Street, Suite 201, Sioux Falls, SD 57108,
Attention: Michael J. Philippe; and if to us, at our address at 701 Xenia Avenue South, Suite 103, Golden Valley, MN 55416, Attention: Edward S. Adams; or, as to each of us, at such other address as designated by one of us in a written notice to the other. All such notices and communications will, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to us will not be effective until received by us.

         Section 8. Miscellaneous. (a) This Letter Agreement, the Note and each other document or instrument delivered in connection herewith shall be binding upon and inure to the benefit of you and us and your and our respective successors and assigns, except that neither of us has the right to assign our rights hereunder or any interest herein without the prior written consent of the other party, (b) amendments hereto must be in writing and signed by both parties, (c) each party bears its own expenses, (d) this Letter Agreement may be executed by you and us in counterparts, each of which will be deemed to be an original and all of which will constitute but one and the same agreement, (e) this Letter Agreement shall be governed and construed in accordance with the laws of Minnesota and (f) the parties agree that we may pay to Oak Ridge Financial Services Group, Inc. ("Oak Ridge") a fee of $10,000, $5,000 of which shall be paid from the proceeds of the first Loan and the remaining $5,000 of which shall be paid by us to Oak Ridge on the last business day of the month which is six months from the date of the first Loan.

         - Remainder of Page Intentionally Left Blank-






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If the terms of this Letter Agreement are satisfactory to you, please indicate your agreement and acceptance thereof by executing a counterpart of this Letter Agreement and returning it to us.

                                             Very truly yours,

                                             DTLL, INC.


                                             By     /s/ Russell Felten
                                                --------------------------------
                                             Title:        CEO
                                                    ----------------------------


Agreed and Accepted:

CARD ACQUISITION, LLC



         /s/ Michael J. Philippe
-----------------------------------------
By       Michael J. Philippe
Title:   Chief Executive Officer


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